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                                                                       EX-11


                      SYRATECH CORPORATION AND SUBSIDIARIES
             COMPUTATION OF NET INCOME PER COMMON SHARE (unaudited)
                      (in thousands, except per share data)


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                                                                Three Months Ended March 31,
                                                                ---------------------------
                                                                   1999             1998
                                                                  ------           ------
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:

Net income (loss) per common share..........................     $ (1.89)         $ (1.89)
                                                                 --------         --------
                                                                 --------         --------

Weighted average number of shares outstanding...............       3,784            3,784
                                                                 --------         --------
                                                                 --------         --------

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